Exhibit 10.2

FIRST AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE OF HOTEL
This FIRST AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE OF HOTEL (this “Amendment”) dated as of June 24, 2016, is entered into by and between HEI ROSSLYN LLC, a Delaware limited liability company (“Seller”), and CWI 2 ARLINGTON HOTEL, LLC, a Delaware limited liability company (“Purchaser”).
W I T N E S S E T H:
WHEREAS, Seller and Purchaser have entered into that certain Agreement for Sale and Purchase of Hotel, dated as of May 26, 2016 (as amended from time to time, the “Agreement”); all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement;
WHEREAS, Seller and Purchaser have agreed to amend the Agreement in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Closing Date. The definition of “Closing Date” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Closing Date: June 29, 2016, as the same may be extended in accordance with the express terms of this Agreement.

2.Closing. Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

6.1    Closing. The Closing shall take place at the offices of Escrow Company on the Closing Date, or through customary closing escrow arrangements reasonably acceptable to Seller and Purchaser by the delivery of documents and funds to Escrow Company on or prior to the Closing Date. Subject to the terms and conditions set forth herein, Purchaser shall have the right to accelerate the Closing Date by providing written notice to Seller of such date, which date must be at least five (5) Business Days from the date such notice is delivered in accordance with the provisions of Section 13.1; provided, however, that Purchaser shall have the one-time right to revoke such acceleration notice and amend the proposed Closing Date by selecting another Business Day to be the Closing Date by delivering written notice to Seller at least two (2) days prior to the previously selected Closing Date (provided that such revised Closing Date is not later than June 29, 2016 (as such date may be extended below)). Each of Purchaser and Seller acknowledges that its respective undertakings to close this transaction promptly on the Closing Date is a material inducement to the other to execute this Agreement, that time is of the essence and that neither party shall have any obligation or right to extend, postpone or reschedule the Closing, except as expressly set forth herein. Subject to the terms and conditions set forth herein, Purchaser shall have the right to extend the Closing Date for a period of up to thirty (30) days beyond June 29, 2016. To the extent Purchaser elects to extend the Closing Date pursuant to the preceding sentence, then as a condition precedent to the effectiveness of such extension, Purchaser shall (i) not later than June 27, 2016 (time being of the essence) deliver written notice of such extension to Seller and Escrow Company and (ii) not later than June 28, 2016 deposit with Escrow Company the additional sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) by wire transfer of immediately available U.S. Federal funds which shall become part of the Deposit for all purposes under this Agreement and which shall be applied to the Purchase Price at Closing in accordance with the terms of this Agreement (the “Closing Extension Deposit”).
Ratification. Except as modified hereby, the Agreement shall remain in full force and effect, and as modified hereby, the Agreement is ratified and confirmed in all respects. To the extent there is any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern.

3.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of Virginia.
4.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. An executed facsimile or .pdf of this Amendment may be relied upon as having, and shall be deemed to have, the same force and effect as an original.
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IN WITNESS WHEREOF, Sellers and Purchaser have executed this Agreement as of the date first above written.

SELLER:

HEI ROSSLYN LLC,
a Delaware limited liability company

By:	/s/ Anthony Rutledge
Name:	Anthony Rutledge
Title:	Vice President

PURCHASER:

CWI 2 ARLINGTON HOTEL, LLC,
a Delaware limited liability company

By:	/s/ Gil J. Murrillo
Name:	Gil J. Murrillo
Its:	Senior Vice President and Assistant Secretary

[Signature Page to First Amendment to Agreement for Purchase and Sale of Hotel]